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                                                                 Exhibit (10)(o)

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "Agreement"), dated as of January 1, 2003, by and between The Lubrizol Corporation, an Ohio corporation (the "Company"), and Charles P. Cooley (the "Executive");

                                   WITNESSETH:

         WHEREAS, the Executive is a senior executive of the Company and has made and is expected to continue to make major contributions to the profitability, growth and financial strength of the Company;

         WHEREAS, the Company desires to encourage Executive to remain with the Company for a number of years.

         WHEREAS, this Agreement is not intended to alter materially the compensation and benefits which the Executive could reasonably expect to receive from the Company that are not addressed within this Agreement; and

         WHEREAS, the Executive is willing to render services to the Company on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, the Company and the Executive agree as follows:

1. If the Executive remains in the employ of the Company until January 1, 2008, he will receive 15,000 Lubrizol Common Shares

2. Executive will not have voting or dividend rights in number of shares listed in 1. above, unless and until the Shares are issued.

3. The number of Shares listed in 1. above will be issued before January 1, 2008 if the Employee is employed by the Company upon the occurrence of any of the following events:

         A. At the discretion of the Organization and Compensation Committee of the Board of Directors, upon the death of the Executive.

         B. If there is a Change of Control of the Company and Executive's employment terminates prior to the earlier of January 1, 2008 or the third anniversary of the Change of Control, by the Company for other than Good Cause or by the Executive for Good Reason, or if there is a Change of Control and the Executive terminates his employment for any reason during the 90 day period commencing on the first anniversary of the Change in Control.

                  i. For purposes of this Agreement, there will be a "Change in Control" if any of the following events occurs:

                           (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock

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                                    (as that term is hereafter defined) of the
                                    Company immediately prior to such
                                    transaction;

                           (b) The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

                           (c)      There is a report filed on Schedule 13D or
                                    Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or
                                    Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

                           (d)      The Company files a report or proxy
                                    statement with the Securities and Exchange
                                    Commission pursuant to the Exchange Act
                                    disclosing in response to Form 8-K or
                                    Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then existing contract or transaction; or

                           (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (e), each Director who is first elected, or first nominated for election by the Company's stockholders by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

                           Notwithstanding the foregoing provisions of Section 3(B)(i)(c) or 3(B)(i)(d) hereof, unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company (the "Board"), a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because (I) the Company, (II) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities (a


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                           "Subsidiary"), or (III) any Company-sponsored
                           employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

                  ii.      Good Cause means the Executive committed:

                           (a) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company and/or any of its subsidiaries;

                           (b) intentional wrongful damage to property of the Company and/or any of its subsidiaries;

                           (c) intentional wrongful disclosure of secret processes or confidential information of the Company and/or any Subsidiary; or

                           (d) intentional wrongful engagement in any Competitive Activity;

                           and any such act was harmful to the Company. For purposes of this Agreement, no act, or failure to act, on the part of the Executive will be deemed "intentional" if it was due primarily to an error in judgment or negligence, but will be deemed "intentional" only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive will not be deemed to have been terminated for "Good Cause" hereunder unless and until there is delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Board then in office at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive had committed an act set forth above in Section 3(B)(ii) and specifying the particulars thereof in detail. Nothing herein limits the right of the Executive or his beneficiaries to contest the validity or propriety of any such determination.

                  iii. Good Reason means within three years after the Change in Control upon the occurrence of any of the following events:

                           (a) Failure to elect or reelect or otherwise to maintain the Executive in the office or the position, or a substantially equivalent office or position, of or with the Company and/or a Subsidiary, as the case may be, which the


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                                    Executive held immediately prior to a Change
                                    in Control, or the removal of the Executive as a Director of the Company (or any successor thereto) if the Executive was a Director of the Company immediately prior to the Change in Control;

                           (b) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company and any Subsidiary which the Executive held immediately prior to the Change in Control, a reduction in the aggregate of the Executive's Base Pay and Incentive Pay received from the Company and any Subsidiary, or the termination or denial of the Executive's rights to Employee Benefits as herein provided, any of which is not remedied within 10 calendar days after receipt by the Company of written notice from the Executive of such change, reduction or termination, as the case may be;

                           (c) A determination by the Executive made in good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, including without limitation a change in the scope of the business or other activities for which he was responsible immediately prior to a Change in Control, he has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior to the Change in Control, which situation is not remedied within 10 calendar days after written notice to the Company from the Executive of such determination;

                           (d) The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or a significant portion of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Agreement pursuant to Section 4 hereof;

                           (e)      The Company relocates its principal
                                    executive offices, or requires the Executive to have his principal location of work changed, to any location which is over 25 miles from the location thereof immediately prior to the Change of Control or to travel away from his office in the course of discharging his responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of him prior to the Change of Control without, in either case, his prior written consent; or



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                           (f)      Without limiting the generality or effect of
                                    the foregoing, any material breach of this Agreement by the Company or any successor thereto.

4.       Successors and Assigns to the Company

         A. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

         B. This Agreement inures to the benefit of and is enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

         C. This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 4(A) and (B) above. Without limiting the generality of the foregoing, the Executive's right to receive the benefits hereunder is not assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 4(C), the Company has no liability to pay any amount so attempted to be assigned, transferred or delegated.

         D. The Company and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Agreement.

5. For all purposes of this Agreement, all communications including without limitation notices, consents, requests or approvals, provided for herein must be in writing and will be deemed to have been duly given when delivered or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.



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6. The validity, interpretation, construction and performance of this Agreement is governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.

7. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

8. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement, other than the Employment Agreement between Executive and the Company dated July 24, 2000, which remains in full force and effect.

9. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

EXECUTIVE                               THE LUBRIZOL CORPORATION


                                        By:
-----------------------------              ----------------------------------
                                                Chief Executive Officer

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